Exhibit 21	Subsidiaries of the Registrant

Name	State of Organization
12291 CBW, LLC	Texas
Adult Store Buyer Magazine LLC	Georgia
Bobby's Novelty, Inc.	Texas
Broadstreets Cabaret, Inc.	Texas
Cabaret North Parking, Inc.	Texas
Citation Land LLC	Texas
ED Publications, Inc.	Texas
Global Marketing Agency, Inc.	Texas
HD Texas Management, LLC	Texas
Hotel Development Texas, Ltd.	Texas
Illusions Dallas Private Club, LLC	Texas
Joint Ventures, Inc.	Texas
Miami Gardens Square One, Inc.	Florida
New Spiros, LLC	Texas
North IH 35 Investments, Inc.	Texas
Peregrine Enterprises, Inc	New York
Playmates Gentlemen’s Club LLC	Texas
PNC Marketing, Inc.	Texas
RCI Billing, Inc.	Texas
RCI Dating Services, Inc.	Texas
RCI Dining Services (Airport Freeway), Inc.	Texas
Rci Dining Services Charlotte	North Carolina
RCI Debit Services, Inc.	Texas
RCI Dining Services DFW, Inc.	Texas
RCI Dining Services Indiana, Inc.	Indiana
RCI Dining Services (Inwood), Inc.	Texas
RCI Dining Services MN (4th Street), Inc.	Minnesota
RCI Dining Services (Round Rock), Inc.	Texas
RCI Dining Services (Stemmons), Inc.	Texas
RCI Dining Services (Stemmons 2), Inc.	Texas
RCI Dining Services (Superior Parkway), Inc.	Texas
RCI Dining Services (Tarrant County), Inc.	Texas
RCI (New) Entertainment Fort Worth, Inc.	Texas
RCI Entertainment (3105 I-35), Inc.	Texas
RCI Entertainment (3315 N. Freeway FW), Inc.	Texas
RCI Entertainment (Austin), Inc.	Texas
RCI Entertainment (Dallas), Inc.	Texas
RCI Entertainment (Fort Worth), Inc.	Texas
RCI Entertainment (Las Vegas), Inc.	Nevada
RCI Entertainment (Media Holdings), Inc.	Texas
RCI Entertainment (Minnesota), Inc.	Minnesota
RCI Entertainment MN (300 South 3rd Street), Inc.	Minnesota
RCI Entertainment (New York), Inc.	New York
RCI Entertainment (North Carolina), Inc.	North Carolina
RCI Entertainment (North Fort Worth), Inc.	Texas
RCI Entertainment (Northwest Highway), Inc.	Texas
RCI Entertainment (Philadelphia), Inc.	Philadelphia
RCI Entertainment (San Antonio), Inc.	Texas
RCI Entertainment (Texas), Inc.	Texas
RCI Holdings, Inc.	Texas
RCI Internet Holding, Inc.	Texas
RCI Internet Services, Inc.	Texas
RCI Leasing LLC	Texas
RCI Management Services, Inc.	Texas
RCI Wireway, Inc.	Texas
Spiros Partners Ltd.	Texas
SRD Vending Company	Texas
Stellar Management, Inc.	Florida
StorErotica Magazine, Inc.	Texas
Tantra Dance, Inc.	Texas
Tantra Parking, Inc.	Texas
Teeze International, Inc.	Delaware
Texas S&I, Inc.	Texas
TEZ Management, LLC	Pennsylvania
TEZ Real Estate LP	Pennsylvania
The End Zone, Inc.	Pennsylvania
Top Shelf Entertainment LLC	North Carolina
Trumps Inc.	Texas
TT Leasing, Inc.	Texas
W.K.C., Inc.	Texas
XTC Cabaret, Inc.	Texas
XTC Cabaret (Dallas), Inc.	Texas